Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS THIRD-QUARTER 2019 NET INCOME OF $0.60 PER SHARE
AND CORE EARNINGS* OF $0.64 PER SHARE

•	Net income per share more than doubled over prior year while core earnings per share* improved 156.0%

•	New Supplemental segment added $6.9 million to net income, diversifying sales and earnings while expanding solutions available for educators

•	Property and Casualty combined ratio of 96.2% reflected improved auto profitability and lower catastrophe losses

•	Retirement results on track and reflected more favorable interest spread following annuity reinsurance transaction

•	Annualized quarterly core ROE* at 8.3%, moving closer to double-digit ROE target

•	Tightens range of full-year 2019 core EPS guidance to $2.05 to $2.15 to reflect:

◦	Flat full-year underlying property loss ratio

◦	Fourth-quarter severance charges for previously announced expense reduction initiatives

SPRINGFIELD, Ill., November 6, 2019 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the quarter ended September 30, 2019:

Horace Mann Consolidated Financial Highlights
	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share amounts)	2019	2018	Change	2019	2018	Change

Total revenues	$334.4	$311.4	7.4%	$1,099.1	$913.1	20.4%
Net income	25.4	12.5	103.2%	151.4	38.6	N.M.
Net investment gains (losses) after tax	(1.6)	2.2	-172.7%	118.9	1.5	N.M.
Goodwill impairment	—	—	N.M.	(28.0)	—	N.M.
Core earnings*	27.0	10.3	162.1%	60.5	37.1	63.1%
Per diluted share:
Net income	0.60	0.30	100.0%	3.61	0.93	N.M.
Net investment gains (losses) after tax	(0.04)	0.05	-180.0%	2.84	0.04	N.M.
Goodwill impairment	—	—	N.M.	(0.67)	—	N.M.
Core earnings per diluted share*	0.64	0.25	156.0%	1.44	0.89	61.8%
Book value per share				38.30	31.78	20.5%
Book value per share excluding net unrealized investment gains on fixed maturity securities*				31.84	29.93	6.4%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“The positive third-quarter results reinforce that Horace Mann is better equipped than ever before to meet the financial needs of educators. Our transformative efforts, and multi-year initiatives focused on improving our products, distribution and infrastructure, have resulted in a larger, more diverse company with a strong long-term outlook,” said President and CEO Marita Zuraitis. “This is the first quarter that National Teachers Associates (NTA) is included in our results as the Supplemental segment, contributing $0.16 per share to earnings. Concurrently, we have significantly reduced our interest-spread risk in our Retirement segment following the annuity reinsurance transaction earlier in the year.

“As we announced several weeks ago, we have streamlined our organizational structure to accelerate profitable growth and strengthen our solutions orientation. We are also making significant progress on expense synergies and efficiency projects that are expected to reduce our annual operating expense run-rate in 2020 and beyond by at least $15 million,” Zuraitis noted, “Fourth quarter core EPS will reflect approximately $0.07 per share for severance charges resulting from previously announced expense reduction initiatives.

“As a result, we are tightening the range of our full-year guidance, and now expect 2019 core EPS between $2.05 to $2.15 per share. Illustrating the benefits of our sales and earnings diversification, quarterly annualized core ROE was above 8% in the third quarter.

“We are on a clear path to a 10% ROE over the next two years, reflecting two points of contribution from the new Supplemental segment plus at least another point from the lower operating expense run-rate.” Zuraitis continued. “At the same time, we are leveraging our leadership position in the education space to increase our market share, further accelerating long-term shareholder value creation.”

Property and Casualty Segment Sees 4.7 Point Improvement in Underlying Auto Loss Ratio; Catastrophe Costs Below 2018 Level
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2019	2018	Change		2019	2018	Change

Property and Casualty written premiums*	$182.5	$182.7	-0.1%		$518.5	$515.1	0.7%
Property and Casualty net income / core earnings*	14.2	(3.2)	N.M.		34.3	(4.4)	N.M.
Property and Casualty combined ratio	96.2%	110.1%	-13.9	pts	98.5%	108.0%	-9.5	pts
Property and Casualty underlying loss ratio*	63.3%	63.9%	-0.6	pts	64.0%	67.7%	-3.7	pts
Property and Casualty expense ratio	26.4%	27.1%	-0.7	pts	26.7%	26.7%	—
Property and Casualty catastrophe costs	8.6%	19.1%	-10.5	pts	9.3%	13.7%	-4.4	pts
Property and Casualty underlying combined ratio*	89.7%	91.0%	-1.3	pts	90.7%	94.4%	-3.7	pts
Auto combined ratio	92.4%	99.5%	-7.1	pts	97.0%	103.4%	-6.4	pts
Auto underlying loss ratio*	66.7%	71.4%	-4.7	pts	70.2%	75.1%	-4.9	pts
Property combined ratio	104.3%	133.3%	-29.0	pts	102.0%	117.9%	-15.9	pts
Property underlying loss ratio*	55.6%	48.0%	+7.6	pts	50.6%	51.5%	-0.9	pts
N.M. - Not meaningful.
For the third quarter of 2019, the Property and Casualty segment was solidly profitable, with a combined ratio of 96.2% driving core earnings of $14.2 million, compared to a loss in the prior year. Underwriting and rate actions contributed to a 4.7 point improvement in the underlying auto loss ratio. The underlying property loss ratio reflected an increase in non-catastrophe fire loss severity with no increase in frequency.

The underlying property loss ratio is now expected to be flat for full-year 2019 compared to 2018. Property and Casualty written premiums were flat.
Pretax catastrophe losses of $14.7 million were attributable to 17 weather events, the most costly of which were wind and hail events in the Midwest and Plains states. Pretax catastrophe losses through the first nine months were $47.6 million. The company estimate of full-year 2019 catastrophe losses has narrowed to $50 to $55 million, or about 7.5 points on the combined ratio, more heavily weighting more recent years in forecasting to reflect the impact of sustained elevated catastrophe loss trends.
Auto and property policy retention rates for the current quarter were 80.9% and 87.3%, respectively.

Supplemental Segment Contributes $6.9 Million in New Earnings

On July 1, 2019, Horace Mann acquired NTA. As a part of Horace Mann, NTA will continue to provide supplemental insurance products to the education market, building on nearly 50 years of experience in the sector. NTA specializes in developing, marketing and underwriting supplemental insurance products, including cancer, heart, limited supplemental disability and accident.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Supplemental sales*	$3.6	N/A	N/A	$3.6	N/A	N/A
Earned premiums	32.9	N/A	N/A	32.9	N/A	N/A
Supplemental net income / core earnings*	6.9	N/A	N/A	6.9	N/A	N/A
Pretax profit margin (1)	23.7%	N/A	N/A	23.7%	N/A	N/A
N/A - The acquisition of NTA closed on July 1, 2019.
(1) Measured to total revenues

Supplemental segment sales for the third quarter were $3.6 million with steady sales in all product categories. The segment contributed $6.9 million to core earnings in its initial quarter with Horace Mann, in line with management's expectations for $12 million to $14 million in earnings in the second half of this year.

The pretax profit margin for the third quarter was 23.7%, reflecting this business' focus on efficient operations and product mix. Supplemental segment expenses reflected the non-cash impact of amortization of intangible assets under purchasing accounting that reduced core earnings by $3.2 million (pretax). Supplemental persistency was 88.9% for the quarter.

Retirement Segment Annualized Net Interest Margin Remained Strong at 224 Basis Points

Effective April 1, 2019, Horace Mann reinsured a block of approximately $2.9 billion of policy liabilities related to legacy individual annuities written in 2002 or earlier. The annuity reinsurance transaction is accounted for under the deposit method. Under the deposit method of accounting, the consideration paid by Horace Mann is reported as a deposit asset on reinsurance that is adjusted consistent with the reinsurance agreement terms, along with recognizing accreted investment income. Accreted investment income is calculated based on the ultimate anticipated cash flows from the annuity reinsurance transaction.

As a result of the transaction, in the second quarter management impaired $28.0 million of goodwill that had been associated with the Retirement segment.

(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Annuity contract deposits*	$128.3	$127.0	1.0%	$344.6	$326.0	5.7%
Annuity assets under management (1)				4,215.9	6,997.7	-39.8%
Total assets under administration (2)				7,897.7	7,331.3	7.7%
Retirement net income (loss)	5.9	12.1	-51.2%	(6.9)	37.6	-118.4%
Retirement core earnings*	5.9	12.1	-51.2%	21.1	37.6	-43.9%
Retirement core earnings excluding DAC unlocking*	5.9	11.9	-50.4%	23.9	37.7	-36.6%
N.M. - Not meaningful.
(1) Amount reported as of September 30, 2019 excludes $673.1 of assets under management held under modified coinsurance reinsurance.
(2) Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA

Reflecting the annuity reinsurance transaction, Horace Mann currently has $4.2 billion in assets under management, including $2.1 billion of fixed annuities, $1.6 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration were up from a year ago due to the inclusion of Benefit Consultants Group's (BCG) advisory and recordkeeping assets effective January 2, 2019.

The annuity reinsurance transaction was the primary driver in the year-over-year decline in Retirement core earnings. Core earnings excluding DAC unlocking were $5.9 million, consistent with management's expectation of full year Retirement segment earnings excluding DAC unlocking of $25 million to $27 million. Core earnings excluding DAC unlocking were below the second quarter of 2019 due to the sequential decline in segment invested assets and net investment income following the redeployment of capital in the acquisition of NTA.

The average crediting rate on the retained traditional fixed annuities is 2.5%. The annualized net interest spread was 224 basis points, compared to 233 basis points in the second quarter. In the first quarter, prior to the annuity reinsurance transaction, the averaging crediting rate was 3.6% and the spread was 142 basis points.

Annuity sales deposits* were up slightly in the third quarter, reflecting positive momentum in retirement initiatives and in engaging new households. Total cash value persistency remained strong at 94.7% for variable annuities and 93.9% for fixed annuities.

Life Segment Sales of Recurring Premium Products Remains Strong
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2019	2018	Change	2019	2018	Change

Life sales*	$4.4	$5.3	-17.0%	$13.7	$15.1	-9.3%
Life mortality costs	8.4	8.7	-3.4%	26.4	25.9	1.9%
Life net income / core earnings*	5.1	5.3	-3.8%	13.6	15.0	-9.3%

Demand remains healthy in the education market for life products. Recurring premium product sales were up 13.0%. Lower single premium product sales led to the decline in total Life sales* when compared with last year's strong third quarter.

Life core earnings* were down $0.2 million for the quarter due to lower net investment income. Life persistency of 95.5% was slightly better than the prior year period.

Investment Results Impacted by Annuity Reinsurance Transaction

Total net investment income includes net investment income on the investment portfolio managed by Horace Mann as well as accreted investment income on the deposit asset on reinsurance.

(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2019	2018	Change		2019	2018	Change

Pretax net investment income - Investment portfolio	$69.2	$99.1	-30.2%		$232.3	$288.1	-19.4%
Pretax investment income - Deposit asset on reinsurance	23.8	—	N.M.		47.0	—	N.M.
Total pretax net investment income	93.0	99.1	-6.2%		279.3	288.1	-3.1%
Pretax net investment gains (losses)	(2.1)	2.9	N.M.		151.6	1.9	N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities					386.1	109.6	N.M.
Annualized pretax investment portfolio yield	4.81%	5.31%	-0.5	pts	4.97%	5.19%	-0.22	pts
N.M. - Not meaningful.

Total net investment income declined 6.2% compared with last year's third quarter. Net investment income on the managed portfolio declined sequentially by $1.1 million because returns on alternative investments remained strong but were lower than the second quarter. Pretax investment portfolio yield for the third quarter was below the second quarter yield of 5.14%. Accreted investment income for the deposit asset on reinsurance was $0.6 million higher compared with the second quarter.

Year-to-date net investment gains included $135.3 million, or $106.9 million after tax, related to the second-quarter gain on assets transferred in the annuity reinsurance transaction. Net unrealized investment gains on fixed maturity securities increased significantly from last year due to the decline in interest rates, which has resulted in higher fair values of fixed maturity securities.

Capital Position Supports Business Initiatives

At September 30, 2019, shareholders' equity was $1.58 billion, or $38.30 per share. Excluding net unrealized investment gains on fixed maturity securities, shareholders' equity was $1.31 billion, or $31.84 per share*. The year-over-year improvement in book value excluding unrealized investment gains on fixed maturity securities primarily reflected the realized gain on assets transferred in the annuity reinsurance transaction.

At September 30, 2019, total debt was $433 million with $135 million outstanding on the company's line of credit. The debt-to-capital ratio was 24.8%.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s third quarter financial results with investors on November 7, 2019 at 11:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended June 30, 2019 and the company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
EARNINGS SUMMARY
Net income	$25.4	$12.5	103.2%	$151.4	$38.6	N.M.
Net investment gains (losses), after tax	(1.6)	2.2	-172.7%	118.9	1.5	N.M.
Goodwill impairment	—	—	N.M.	(28.0)	—	N.M.
Core earnings*	27.0	10.3	162.1%	60.5	37.1	63.1%

Per diluted share:
Net income	$0.60	$0.30	100.0%	$3.61	$0.93	N.M.
Net investment gains (losses), after tax	$(0.04)	$0.05	-180.0%	$2.84	$0.04	N.M.
Goodwill impairment	$—	$—	N.M.	$(0.67)	$—	N.M.
Core earnings*	$0.64	$0.25	156.0%	$1.44	$0.89	61.8%
Weighted average number of shares and equivalent shares (in millions) - Diluted	42.0	41.9	0.2%	41.9	41.7	0.5%

RETURN ON EQUITY
Net income return on equity - LTM (1)	9.2%	11.8%		9.2%	11.8%
Net income return on equity - annualized	6.6%	3.8%		14.1%	3.7%
Core return on equity - LTM* (2)	4.1%	5.3%		4.1%	5.3%
Core return on equity - annualized*	8.3%	3.4%		6.4%	4.1%

FINANCIAL POSITION
Per share (3):
Book value				$38.30	$31.78	20.5%
Effect of net unrealized investment gains on fixed maturity securities (4)				$6.46	$1.85	N.M.
Dividends paid	$0.2875	$0.2850	0.9%	$0.8625	$0.8550	0.9%
Ending number of shares outstanding (in millions) (3)				41.2	41.0	0.5%
Total assets				$12,332.5	$11,280.8	9.3%
Short-term debt				135.0	—	N.M.
Long-term debt				298.0	297.7	0.1%
Total shareholders' equity				1,578.6	1,304.3	21.0%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$(2.1)	$2.9	N.M.	$151.6	$1.9	N.M.
After tax	(1.6)	2.2	N.M.	118.9	1.5	N.M.
Per share, diluted	$(0.04)	$0.05	N.M.	$2.84	$0.04	N.M.

N.M.-	Not meaningful.

(1)	Based on last twelve months net income and average quarter-end shareholders' equity.

(2)
Based on last twelve months core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(3)	Ending shares outstanding were 41,213,085 at September 30, 2019 and 41,040,746 at September 30, 2018.

(4)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$239.7	$206.8	15.9%	$657.6	$615.4	6.9%
Net investment income	93.0	99.1	-6.2%	279.3	288.1	-3.1%
Net investment gains (losses)	(2.1)	2.9	N.M.	151.6	1.9	N.M.
Other income	3.8	2.6	46.2%	10.6	7.7	37.7%
Total revenues	334.4	311.4	7.4%	1,099.1	913.1	20.4%

Benefits, claims and settlement expenses	154.2	161.8	-4.7%	446.3	473.7	-5.8%
Interest credited	53.6	52.1	2.9%	160.1	153.2	4.5%
Operating expenses	61.4	51.0	20.4%	169.6	149.4	13.5%
DAC unlocking and amortization expense	26.3	26.2	0.4%	82.9	79.4	4.4%
Intangible asset amortization expense	3.8	—	N.M.	4.9	—	N.M.
Interest expense	4.6	3.2	43.8%	11.2	9.7	15.5%
Other expense - goodwill impairment	—	—	N.M.	28.0	—	N.M.
Total benefits, losses and expenses	303.9	294.3	3.3%	903.0	865.4	4.3%

Income before income taxes	30.5	17.1	78.4%	196.1	47.7	N.M.
Income tax expense	5.1	4.6	10.9%	44.7	9.1	N.M.
Net income	$25.4	$12.5	103.2%	$151.4	$38.6	N.M.

PREMIUMS WRITTEN AND CONTRACT DEPOSITS*
Property and Casualty	$182.5	$182.7	-0.1%	$518.5	$515.1	0.7%
Supplemental	32.7	N/A	N/A	32.7	N/A	N/A
Annuity contract deposits	128.3	127.0	1.0%	344.6	326.0	5.7%
Life	27.7	28.4	-2.5%	82.5	82.7	-0.2%
Total	$371.2	$338.1	9.8%	$978.3	$923.8	5.9%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$14.2	$(3.2)	N.M.	$34.3	$(4.4)	N.M.
Supplemental	6.9	N/A	N/A	6.9	N/A	N/A
Retirement	5.9	12.1	51.2%	(6.9)	37.6	-118.4%
Life	5.1	5.3	3.8%	13.6	15.0	-9.3%
Corporate and Other (1)	(6.7)	(1.7)	N.M.	103.5	(9.6)	N.M.
Net income	$25.4	$12.5	103.2%	$151.4	$38.6	N.M.

N.M.-	Not meaningful.

(1)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change		2019	2018	Change
PROPERTY and CASUALTY
Premiums written*	$182.5	$182.7	-0.1%		$518.5	$515.1	0.7%
Premiums earned	170.5	168.6	1.1%		512.6	501.4	2.2%
Net investment income	10.7	12.4	-13.7%		33.6	32.2	4.3%
Other income	0.5	0.4	25.0%		1.7	1.4	21.4%
Losses and loss adjustment expenses (LAE)	119.0	140.0	-15.0%		368.2	407.7	-9.7%
Operating expenses (includes amortization expense)	45.0	45.8	-1.7%		136.9	133.7	2.4%
Interest expense	0.3	0.3	—%		1.0	0.8	25.0%
Income (loss) before tax	17.4	(4.7)	N.M.		41.8	(7.2)	N.M.
Net income (loss) / core earnings*	14.2	(3.2)	N.M.		34.3	(4.4)	N.M.
Net investment income, after tax	9.0	10.5	-14.3%		28.4	27.6	2.9%

Catastrophe costs (1)
After tax	11.6	25.4	-54.3%		37.6	54.3	-30.8%
Before tax	14.7	32.2	-54.3%		47.6	68.8	-30.8%
Prior years' reserves favorable (adverse) development, before tax
Automobile	3.5	—	N.M.		5.5	—	N.M.
Property and other	—	—	N.M.		2.0	0.3	N.M.
Total	3.5	—	N.M.		7.5	0.3	N.M.

Operating statistics:
Loss and loss adjustment expense ratio	69.8%	83.0%	-13.2	pts	71.8%	81.3%	-9.5	pts
Expense ratio	26.4%	27.1%	-0.7	pts	26.7%	26.7%	—
Combined ratio	96.2%	110.1%	-13.9	pts	98.5%	108.0%	-9.5	pts
Effect on the combined ratio of:
Catastrophe costs (1)	8.6%	19.1%	-10.5	pts	9.3%	13.7%	-4.4	pts
Prior years' (favorable) adverse reserve development	-2.1%	—%	-2.1	pts	-1.5%	-0.1%	-1.4	pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	89.7%	91.0%	-1.3	pts	90.7%	94.4%	-3.7	pts

Policies in force (in thousands)					637	668	-4.6%
Automobile (2)					441	466	-5.4%
Property					196	202	-3.0%

Policy renewal rate - 12 months
Automobile					80.9%	82.5%	-1.6	pts
Property					87.3%	87.9%	-0.6	pts

N.M.-	Not meaningful.

(1)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

(2)	September 30, 2019 includes assumed policies in force of 4.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
SUPPLEMENTAL
Premiums and contract charges earned	$32.9	N/A	N/A	$32.9	N/A	N/A
Net investment income	3.7	N/A	N/A	3.7	N/A	N/A
Other income	0.6	N/A	N/A	0.6	N/A	N/A
Benefits	11.1	N/A	N/A	11.1	N/A	N/A
Change in reserves	3.6	N/A	N/A	3.6	N/A	N/A
Operating expenses (includes DAC unlocking and amortization expense)	10.5	N/A	N/A	10.5	N/A	N/A
Intangible asset amortization expense	3.2	N/A	N/A	3.2	N/A	N/A
Income before tax	8.8	N/A	N/A	8.8	N/A	N/A
Net income / core earnings*	6.9	N/A	N/A	6.9	N/A	N/A

Benefits ratio (1)	44.7%	N/A	N/A	44.7%	N/A	N/A
Operating expense ratio (2)	28.2%	N/A	N/A	28.2%	N/A	N/A
Pretax profit margin (3)	23.7%	N/A	N/A	23.7%	N/A	N/A

Premium persistency	88.9%	N/A	N/A	88.9%	N/A	N/A

N/A - The acquisition of NTA closed on July 1, 2019.

(1)	Ratio of benefits plus change in reserves to earned premium.

(2)	Ratio of operating expenses to total revenues.

(3)	Ratio of income before taxes to total revenues.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
RETIREMENT
Contract deposits*	$128.3	$127.0	1.0%	$344.6	$326.0	5.7%
Variable	54.6	53.8	1.5%	157.5	151.3	4.1%
Fixed	73.7	73.2	0.7%	187.1	174.7	7.1%
Contract charges earned	6.6	8.0	-17.5%	22.1	23.9	-7.5%
Net investment income	37.0	67.7	-45.3%	141.2	199.7	-29.3%
Interest credited	17.5	40.8	-57.1%	77.2	119.4	-35.3%
Net interest margin	19.5	26.9	-27.5%	64.0	80.3	-20.3%
Investment income - Deposit asset on reinsurance	23.8	—	N.M.	47.0	—	N.M.
Interest credited - Reinsured block	24.9	—	N.M.	49.2	—	N.M.
Net interest margin - Reinsured block	(1.1)	—	N.M.	(2.2)	—	N.M.
Other income	2.3	1.8	27.8%	7.1	5.3	34.0%
Mortality loss and other reserve changes	(0.9)	(1.5)	40.0%	(2.7)	(4.8)	43.8%
Operating expenses (includes DAC unlocking and amortization expense)	18.8	18.4	2.2%	61.8	56.7	9.0%
Intangible asset amortization expense	0.6	—	N.M.	1.7	—	N.M.
Other expense - goodwill impairment	—	—	N.M.	28.0	—	N.M.
Income (loss) before tax	7.0	16.8	-58.3%	(3.2)	48.0	-106.7%
Net income (loss)	5.9	12.1	-51.2%	(6.9)	37.6	-118.4%
Core earnings*	5.9	12.1	-51.2%	21.1	37.6	-43.9%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$0.3	-100.0%	$(3.6)	$(0.1)	N.M.
Guaranteed minimum death benefit reserve	—	—	—%	0.1	—	N.M.
Retirement contracts in force (in thousands)				227	224	1.3%
Annuity accumulated account value on deposit / Assets under management				4,215.9	$6,997.7	-39.8%
Variable (1)				1,635.0	2,292.5	-28.7%
Fixed				2,580.9	4,705.2	-45.1%
Annuity accumulated value retention - 12 months
Variable accumulations				94.7%	94.5%	0.2	pts
Fixed accumulations				93.9%	94.2%	-0.3	pts

LIFE
Premiums and contract deposits*	$27.7	$28.4	-2.5%	$82.5	$82.7	-0.2%
Premiums and contract charges earned	29.7	30.2	-1.7%	90.0	90.1	-0.1%
Net investment income	18.4	19.1	-3.7%	54.8	56.6	-3.2%
Other income	—	0.1	-100.0%	0.2	0.2	—%
Death benefits/mortality cost/change in reserves	19.6	20.3	-3.4%	60.7	61.2	-0.8%
Interest credited	11.2	11.3	-0.9%	33.7	33.8	-0.3%
Operating expenses (includes DAC unlocking and amortization expense)	10.9	10.8	0.9%	33.5	32.9	1.8%
Income before tax	6.4	7.0	-8.6%	17.1	19.0	-10.0%
Net income / core earnings*	5.1	5.3	-3.8%	13.6	15.0	-9.3%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$(0.1)	-100.0%	$0.1	$(0.2)	N.M.
Life policies in force (in thousands)				202	198	2.0%
Life insurance in force				$18,937	$18,054	4.9%
Lapse ratio - 12 months (Ordinary life insurance)				4.5%	4.8%	-0.3	pts

N.M.-	Not meaningful.

(1)	Amount reported as of September 30, 2019 excludes $673.1 of assets under management held under modified coinsurance reinsurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$(2.1)	$2.9	N.M.	$151.6	$1.9	N.M.
Interest expense	(4.3)	(2.9)	-48.3%	(10.2)	(8.9)	-14.6%
Other operating expenses, net investment income and other income	(2.7)	(2.0)	-35.0%	(9.8)	(5.1)	-92.2%
Income (loss) before tax	(9.1)	(2.0)	N.M.	131.6	(12.1)	N.M.
Net income (loss)	(6.7)	(1.7)	N.M.	103.5	(9.6)	N.M.

INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2019, $4,113.4; 2018, $6,579.1)				$4,432.7	$6,680.5	-33.6%
Equity securities, at fair value				76.2	76.7	-0.7%
Short-term investments				180.7	49.7	263.6%
Policy loans				153.1	153.6	-0.3%
Limited partnerships				281.1	245.2	14.6%
Other investments				35.0	23.5	48.9%
Total Retirement and Life investments				5,158.8	7,229.2	-28.6%

Property and Casualty
Fixed maturity securities, at fair value (amortized cost 2019, $879.1; 2018, $840.4)				934.6	848.6	10.1%
Equity securities, at fair value				29.3	56.5	-48.1%
Short-term investments				10.0	13.4	-25.4%
Limited partnerships				65.7	81.8	-19.7%
Other investments				1.0	1.0	—%
Total Property and Casualty investments				1,040.6	1,001.3	3.9%

Supplemental
Fixed maturity securities, at fair value (amortized cost 2019, $461.0)				472.2	N/A	N/A
Equity securities, at fair value				—	N/A	N/A
Short-term investments				46.7	N/A	N/A
Policy loans				0.8	N/A	N/A
Limited partnerships				7.8	N/A	N/A
Other investments				5.7	N/A	N/A
Total Supplemental investments				533.2	N/A	N/A

Corporate investments				0.4	11.5	-96.5%

Total investments				6,733.0	8,242.0	-18.3%

Net investment income - Investment portfolio
Before tax	$69.2	$99.1	-30.2%	$232.3	$288.1	-19.4%
After tax	55.3	79.0	-30.0%	185.5	229.7	-19.2%
Investment income - Deposit asset on reinsurance
Before tax	23.8	—	N.M.	47.0	—	N.M.
After tax	18.8	—	N.M.	37.1	—	N.M.

N.M.-	Not meaningful.

(1)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.